UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

Celera Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34116	26-2028576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, California 94502

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 749-4200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant.

As previously reported, on March 17, 2011, Celera Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, as amended from time to time (the “Merger Agreement”) with Quest Diagnostics Incorporated, a Delaware corporation (“Parent”) and Spark Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, on March 28, 2011, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock of the Company, par value $0.01 per share (the “Shares”), for $8.00 per share, net to the holder thereof in cash, without interest and subject to applicable withholding taxes (such amount, the “Offer Price”).

The Offer expired at 5:00 p.m. (New York City time) on May 3, 2011. According to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), as of such time, a total of approximately 45,962,366 Shares were validly tendered and not properly withdrawn, representing approximately 52.38% of the Shares then outstanding on a fully diluted basis. On May 4, Parent announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. In addition, the Depositary has received commitments to tender approximately 5,208,360 of the Shares in accordance with the guaranteed delivery procedures described in the Offer to Purchase. As a result, a change of control of the Company occurred on May 3, 2011.

Based on the per Share consideration of $8.00 and the number of Shares accepted for payment by Purchaser, as of May 3, 2011, the value of the Shares purchased by Purchaser in connection with the Offer was approximately $367,698,928. The funds used to purchase the Shares were provided by Purchaser from a capital contribution from Quest Diagnostics, and Quest Diagnostics obtained such funds from its cash on hand and its existing credit facilities (the proceeds of which may be used for general corporate purposes).

On May 4, 2011, Parent also announced that Purchaser had elected to provide a subsequent offering period for the Offer pursuant to Rule 14d-11 of the Exchange Act to purchase all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m. (New York City time) on May 6, 2011, unless extended. Any such extension will be followed by a public announcement no later than 9:00 a.m. (New York City time) on the next business day after the subsequent offering period was scheduled to expire. Any Shares properly tendered during the subsequent offering period will be immediately accepted for payment, and the tendering stockholder will be paid promptly after acceptance $8.00 per Share in cash, without interest and subject to any withholding of taxes required by applicable law, which is the same amount per Share that was paid in the initial offering period. Shares tendered during the subsequent offering period may not be withdrawn and may not be delivered by guaranteed delivery procedure. In addition, no Shares validly tendered during the initial offering period may be withdrawn during the subsequent offering period.

Pursuant to the Merger Agreement, effective upon acceptance for payment by Purchaser of a majority of Shares pursuant to the Offer, Parent is entitled to designate a proportionate number of directors, rounded up to the next whole number, on the Company’s Board of Directors (the “Board”).

In accordance with the Merger Agreement, Parent designated four directors to serve on the Company’s Board, and three of the Company’s current Board members will remain on the Board (with one vacancy).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, Messrs. Jean-Luc Bélingard, Peter Barton Hutt, Wayne I. Roe, Bennett M. Shapiro and Dr. Gail K. Naughton, directors of the Company, resigned from the Board, effective as of May 3, 2011, the date that Purchaser accepted for payment, and thereby purchased in accordance with the terms of the Offer, Shares validly tendered in the Offer and not properly withdrawn. Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with the Company. William G. Green, Richard H. Ayers and Kathy Ordoñez currently remain directors of the Company and are expected to continue as directors until the consummation of the merger of Purchaser with and into the Company.

In addition, effective as of May 3, 2011, the Board appointed the following individuals as members of the Board: Jon Roger Cohen, M.D., Joan Elizabeth Miller, Ph.D., Dermot Victor Shorten and Wayne Robert Simmons. Information about the four directors designated for appointment by Purchaser was previously disclosed in the Information Statement comprising Annex I to the Schedule 14D-9 and is incorporated by reference herein.

Item 8.01 Other Events.

On May 4, 2011, Parent issued a press release announcing that Purchaser accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to expiration of the Offer, the results of the Offer and the commencement of the subsequent offering period. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Celera Corporation (incorporated by reference to the Schedule 14D-9 filed with the SEC on March 28, 2011).

99.1	Press release of Quest Diagnostics Incorporated, dated May 4, 2011 (incorporated by reference to Exhibit (a)(5)(K) to Schedule TO-T/A of Quest Diagnostics Incorporated and Spark Acquisition Corporation filed with the SEC on May 4, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2011

CELERA CORPORATION

By:	/s/ Scott K. Milsten
Name:	Scott K. Milsten
Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Celera Corporation (incorporated by reference to the Schedule 14D-9 filed with the SEC on March 28, 2011).

99.1	Press release of Quest Diagnostics Incorporated, dated May 4, 2011 (incorporated by reference to Exhibit (a)(5)(K) to Schedule TO-T/A of Quest Diagnostics Incorporated and Spark Acquisition Corporation filed with the SEC on May 4, 2011).